Exhibit 3.2
SECOND AMENDED AND RESTATED

BY-LAWS

OF
CVR ENERGY, INC.
ARTICLE I
Offices
SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.
SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.
SECTION 3. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.
SECTION 2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
SECTION 3. Special Meetings. Special meetings of stockholders may be called at any time only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Board of Directors then in office or by the Chairman of the Board of Directors.

SECTION 4. Notice of Meetings. Written notice of each annual and special meeting of stockholders stating the date, place and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the Corporation not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice of any meeting shall not be required to be given to (i) any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened or (ii) any person who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.
SECTION 5. List of Stockholders. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order (for each class of stock), showing the address of and the number of shares registered in the name of each stockholder shall be open to the examination of any such stockholder for a period of at least ten days prior to the meeting in the manner provided by law. The stockholder list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
SECTION 6. Quorum, Adjournments. Stockholders holding a majority of the shares of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present at any meeting of stockholders, a majority in interest of stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such later or rescheduled meeting at which the requisite amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 7. Organization. At each meeting of stockholders, the Chairman of the Board of Directors, or such person as the Chairman of the Board of Directors may have designated, or, in his or her absence, the Chief Executive Officer or, in his or her absence, such person as the Board of Directors may have designated shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.
SECTION 8. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

SECTION 9. Voting. Except as otherwise provided by statute or the Amended and Restated Certificate of Incorporation, at all meetings of the stockholders, each stockholder entitled to vote under the Amended and Restated Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of voting stock owned by such stockholder of record on the record date for the meeting. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. When a quorum is present or represented at any meeting, the vote of the holders of a plurality of the stock having voting power present in person or represented by proxy shall decide any election for directors, and the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any other question brought before such meeting, unless the question is one upon which, by express provision of law, of the Corporation’s Amended and Restated Certificate of Incorporation (as the same may be amended), or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
SECTION 10. Notice of Stockholders’ Business and Nominations. Only such persons who are nominated pursuant to nominations properly brought before a meeting of stockholders in accordance with the procedures set forth in this By-law shall be eligible to serve as directors, and only such business that shall have been properly brought before a meeting of stockholders in accordance with the procedures set forth in this By-law shall be conducted at such meeting. For nominations of persons for election to the Board of Directors or other business to be properly brought before a meeting of stockholders, the nominations or other business must be (A) specified in the notice of meeting or accompanying proxy statement given by or at the direction of the Board of Directors; (B) otherwise brought before the meeting by or at the direction of the Board of Directors; or (C) properly brought before the meeting by a stockholder.
(a) (i) Annual Meetings of Stockholders. For nominations or other business to be properly brought before an annual meeting by a stockholder (A) the stockholder must have given timely notice thereof in proper form in writing to the Secretary; (B) the subject matter thereof must be a matter that is a proper subject matter for stockholder action at such meeting; and (C) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section 10(a) is delivered to the Secretary and must be entitled to vote at the meeting.
(ii) To be considered timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day, and no earlier than the 120th calendar day, prior to the anniversary of the previous year’s annual meeting of stockholders. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting was changed by more than 30 days from the date of the previous year’s annual meeting, then a stockholder’s notice, to be considered timely, must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or a public announcement of such date was first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(iii) For it to be in proper form, a stockholder’s notice must set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director at the applicable meeting, (1) all information relating to such person that would be required to be disclosed in a proxy statement required to be filed in connection with the solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder; and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any business the stockholder proposes to bring before the applicable meeting, (1) a brief description of such business; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) any material interest in such business of any Stockholder Associated Person (as defined below); and (C) as to the stockholder giving the notice and any Stockholder Associated Person in respect of which information would need to be provided under clauses (3), (4), (5) or (8) below, (1) the name and address of such stockholder, as they appear on the Corporation’s books and of each such Stockholder Associated Person; (2) all information that would be required to be disclosed by each such Stockholder Associated Person in a proxy statement filed by each such Stockholder Associated Person pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder in connection with the solicitation of proxies in a contested solicitation; (3) the class and series and number and amount of shares of capital stock, other securities or indebtedness of the Corporation or any of its subsidiaries that are owned beneficially and/or held of record by any such Stockholder Associated Person; (4) any option, warrant, convertible security, stock appreciation right or other derivative position with a value derived in whole or in significant part from the value of any shares of capital stock, other securities or indebtedness of the Corporation or any of its subsidiaries, whether or not such instrument, right or position shall be subject to settlement in the underlying shares of capital stock, other securities or indebtedness of the Corporation or any of its subsidiaries or otherwise (“Derivative Instrument”), held or beneficially held by any such Stockholder Associated Person; (5) any short interest held or beneficially held by any such Stockholder Associated Person in any shares of capital stock, other securities or indebtedness of the Corporation or any of its subsidiaries; (6) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, in each case between or among any such Stockholder Associated Person, on the one hand, and each proposed nominee of the stockholder, and such nominee’s affiliates and associates, on the other hand; (7) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (8) a representation as to whether any such Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to elect the applicable nominees or approve or adopt any proposal; and/or (y)

otherwise to solicit proxies in support of any such nominees or proposal. For purposes hereof, “Stockholder Associated Person” of any stockholder means (w) such stockholder itself, but only if such stockholder is seeking to nominate directors for election or bring business before a stockholder meeting on its own behalf, (x) any beneficial owner of shares of stock of the Corporation on whose behalf such stockholder is seeking to nominate directors for election or bring business before a stockholder meeting, (y) any person acting in concert with any Stockholder Associated Person referenced in clauses (x) or (y) with respect to the nomination of directors for election or the bringing of business before a stockholder meeting, or (z) any person controlling, controlled by or under common control with any Stockholder Associated Person referenced in clauses (w), (x) or (y).
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. In addition, a stockholder seeking to bring a nomination or an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.
(iv) Notwithstanding anything in Section 10(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a notice in proper form under this Section shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation (by a stockholder of record of the Corporation at the time the notice is delivered to the Corporation who is entitled to vote at the meeting) not later than the close of business on the tenth calendar day following the day on which such public announcement is first made.
(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting given by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors; or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who gives timely notice thereof in proper form in writing to the Secretary, who is a stockholder of record of the Corporation at the time the notice required by this Section 10(b) is delivered to the Secretary at the principal executive offices of the Corporation and who is entitled to vote at the meeting upon such election. To be considered timely for purposes of this Section 10(b), a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation no later than the close of business on the 90th calendar day before, and no earlier than the 120th calendar day before, the applicable special meeting of stockholders or, if public announcement of the date of such special meeting or that directors shall be elected at such meeting is made less than 100 calendar days prior to the date of such special meeting, not later than the close of business on the tenth calendar day following the day upon which the date of such special meeting and that directors will be elected at such meeting are first publicly announced. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(c) (i) General. Notwithstanding the foregoing provisions of this Section 10, a stockholder who seeks to have any proposal or nominee included in the Corporation's proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Nothing in this Section 10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act; or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(ii) The chairman of an annual meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or item of business has been properly brought before the meeting in accordance with these By-laws (including whether the stockholder or any Stockholder Associated Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (C)(8) of Section 10(a)(iii)), and if the chairman should so determine and declare that any nomination or item of business has not been properly brought before an annual or special meeting, then such business shall not be transacted at such meeting and such nomination shall be disregarded.
(iii) Notwithstanding the foregoing provisions of this Section 10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or item of business, such proposed business shall not be transacted and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(iv) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
SECTION 11. Action by Consent. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
SECTION 12. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
ARTICLE III
Board of Directors
SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.
SECTION 2. Number. The Board of Directors shall initially consist of eight (8) directors, and thereafter shall be not less than three (3) nor more than fifteen (15) directors, the exact number of which shall be fixed, from time to time, by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office. Directors need not be stockholders.
SECTION 3. Election and Term. Except as otherwise provided by statute, the Amended and Restated Certificate of Incorporation, or these By‑Laws, the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of stockholders. Each director shall hold office for a term of one year or until his successor shall have been elected and qualified, subject to such director’s earlier death, resignation or removal, as hereinafter provided in these By-Laws or the Amended and Restated Certificate of Incorporation.
SECTION 4. Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall be made in writing and shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. Removal of Directors. Any director may be removed in the manner provided in and to the extent permitted under the Amended and Restated Certificate of Incorporation.
SECTION 6. Vacancies. Any vacancy in the Board of Directors, however resulting, may be filled in the manner provided in and to the extent permitted under the Amended and Restated Certificate of Incorporation.
SECTION 7. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.
SECTION 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix or as may be specified in a notice of meeting. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.
SECTION 9. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call by the Chairman of the Board of Directors, the Chief Executive Officer, two or more directors of the Corporation, or by one director in the event that there is only a single director in office.
SECTION 10. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By‑Laws. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given at least one business day before each special meeting, in writing or orally (either in person or by telephone), including the time, date and place of the meeting; provided that notice of any meeting need not be given to any Director who shall be present at such meeting (in person or by telephone) or who shall waive notice thereof in writing either before or after such meeting. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
SECTION 11. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting until such quorum is present, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. All matters shall be determined by the vote of a majority of the total number of directors present at such meeting at which there is a quorum, except as otherwise provided in the Amended and Restated Certificate of Incorporation or these Bylaws or as required by law.
SECTION 12. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one has been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the Chief Executive Officer (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.
SECTION 13. Compensation. The Board of Directors shall have authority to fix or establish policies for the compensation, including fees and reimbursement of expenses, for services provided by directors to the Corporation.
SECTION 14. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors; but no such committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders any action or matter expressly required by Delaware law to be submitted to the stockholders for approval or (ii) adopt, amend or repeal any By-Law of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.
SECTION 15. Action by Consent. Unless restricted by the Amended and Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.
SECTION 16. Telephonic Meeting. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference call or using any communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
ARTICLE IV
Officers
SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chief Executive Officer, a President, one or more Vice Presidents, and a Secretary. The Board of Directors may also select other officers as it may deem to be necessary or appropriate, including a Chairman, a Chief Operating Officer, a Chief Financial Officer, a Chief Accounting Officer, a General Counsel, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a director. Each officer shall hold office until his successor shall have been duly elected, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall be made in writing and shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.
SECTION 3. Removal. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors at any time.
SECTION 4. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at meetings of the Board of Directors or the stockholders. The Chairman shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors. The same individual may serve as both Chairman of the Board and Chief Executive Officer.
SECTION 5. Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman of the Board, if available and present, preside at each meeting of the Board of Directors or the stockholders. The Chief Executive Officer shall have the powers and duties customarily and usually associated with the position of Chief Executive Officer and such other powers and duties as may from time to time be assigned to him by the Board of Directors.
SECTION 6. President. The President shall have the powers and duties customarily and usually associated with the office of the President and such other powers and duties as may from time to time be assigned to him by the Board of Directors. The Chairman of the Board, Chief Executive Officer and the President may be the same person.
SECTION 7. Vice-President. Each Vice-President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors. The Board of Directors may name Executive Vice Presidents or Senior Vice Presidents or otherwise establish different categories of vice presidents.
SECTION 8. Secretary. The Secretary shall have the powers and duties as are customarily and usually associated with the position of Secretary or as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.
SECTION 9. General Counsel. The General Counsel shall have the powers and duties customarily and usually associated with the office of the General Counsel and such other powers and duties as may from time to time be assigned to him by the Board of Directors.
SECTION 10. Other Officers. The Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, Assistant Secretaries and Assistant Treasurers, if any, any other officers shall perform such duties as from time to time may be assigned by the Board of Directors.

ARTICLE V
Capital Stock

SECTION 1. Issuance of Stock. Unless otherwise voted by stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.
SECTION 2. Stock Certificates. The stock of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.
SECTION 3. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
SECTION 4. Lost Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.
SECTION 5. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation by the holder of the shares in person or by such holder’s attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.
SECTION 6. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting (to the extent permitted by the Certificate of Incorporation and By-Laws), or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may establish, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 7. Registered Stockholders. The names and addresses of the holders of record of the shares of stock of the Corporation’s capital, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock as the person entitled to exercise the rights of a stockholder, including to receive dividends and to vote as such owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
SECTION 8. Dividends. Subject to applicable law and the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.
SECTION 9. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
SECTION 10. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock or with respect to uncertificated shares of stock of the Corporation.
ARTICLE VI
Indemnification
SECTION 1. Indemnification Respecting Third Party Claims.

(a) Indemnification of Directors and Officers. To the fullest extent permitted and in the manner required by the laws of the State of Delaware as in effect from time to time, the Corporation shall indemnify in accordance with the following provisions of this Article VI any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an “Affiliated Entity”), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chairman or the Chief Executive Officer of the Corporation and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 6 of this Article.
(b) Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (a) above in this Section 1.
SECTION 2. Indemnification Respecting Derivative Claims.

(a) Indemnification of Directors and Officers. To the fullest extent permitted and in the manner required by the laws of the State of Delaware as in effect from time to time, the Corporation shall indemnify, in accordance with the following provisions of this Article, any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer to the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof, or the Chairman or the Chief Executive Officer of the Corporation. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such Person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 6 of this Article VI.

(b) Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (a) above in this Section 2.
SECTION 3. Indemnification in Certain Cases.
(a) Indemnification Upon Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of paragraphs (a) or (b) in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by him in connection therewith.
(b) Indemnification for Service As a Witness. To the extent any person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation’s business is regulated, by reason of his or her services as a director or officer of the Corporation or his or her service as a Subsidiary Officer of an Affiliated Entity at a time when he or she was a director or officer of the Corporation (assuming such person is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of such Affiliated Entity) but excluding service as a witness in an action or suit commenced by such person, the Corporation shall indemnify such person against out-of-pocket costs and expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith and shall use its best efforts to provide such indemnity within 45 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article VI to compensate such person for such person’s time or efforts so expended. The Corporation may indemnify any employee or agent of the Corporation to the same or a lesser extent as it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this paragraph.

SECTION 4. Procedure. Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because such person has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, or (b) if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders entitled to vote thereon. In the event a request for indemnification is made by any person referred to in paragraph (a) of Section 1 or 2 of this Article VI, the Corporation shall use its best efforts to cause such determination to be made not later than 90 days after such request is made.
SECTION 5. Advances for Expenses.
(a) Advances to Directors and Officers. Expenses and costs, incurred by any person referred to in paragraph (a) of Section 1 or 2 of this Article VI in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article.
(b) Advances to Employees and Agents. Expenses and costs incurred by any person referred to in paragraph (b) of Section 1 or 2 of this Article VI in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the

Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, a committee thereof or an officer of the Corporation authorized to so act by the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article VI.

SECTION 6. Rights Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.
SECTION 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or applicable law.
SECTION 8. Definitions of Certain Terms. For purposes of this Article VI, (i) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger if such corporation would have been permitted (if its corporate existence had continued) under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer, employee or agent of any Affiliated Entity shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (iii) references to “serving at the request of the Corporation” shall include any service as a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or any Affiliated Entity which service imposes duties on, or involves services by, such director, officer, partner, member, trustee, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries and (iv) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article VI.

SECTION 9. Accrual of Claims; Survival of Rights. The indemnification provided or permitted under the foregoing provisions of this Article VI shall or may, as the case may be, apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of such provisions of this Article VI. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
SECTION 10. Corporate Obligations; Reliance. The provisions of this Article VI shall be deemed to create a binding obligation on the part of the Corporation to the persons who from time to time are elected officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or Subsidiary Officers of any Affiliated Entity shall be entitled to rely on such provisions of this Article, without giving notice thereof to the Corporation.
ARTICLE VII
General Provisions
SECTION 1. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.
SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.
SECTION 3. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.
SECTION 4. Execution of Contracts. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
SECTION 5. Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation or the Amended and Restated Certificate of Incorporation shall be deemed to refer to the Amended and Restated Certificate of Incorporation of the Corporation, as amended or restated and in effect from time to time.

SECTION 6. Evidence of Authority. A certificate by the Secretary or any Assistant Secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

SECTION 7. Severability and Inconsistency. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Amended and Restated Certificate of Incorporation, the General Corporation Laws of the State of Delaware or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency, but shall otherwise be given full force and effect.
SECTION 8.    Notice and Waiver of Notice. Whenever any notice is required by these By-Laws to be given to the stockholders, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if made in the manner prescribed by these By-Laws or if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise required by law.
Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
SECTION 9. Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation.
ARTICLE VIII
Amendments

These By-Laws may be amended or repealed or new by-laws adopted (a) if the Amended and Restated Certificate of Incorporation so provides, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present, or (b) by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote at any annual or special meeting of stockholders.
Approved and adopted as of June 15, 2018.

[Second Amended and Restated By-Laws of CVR Energy, Inc.]